                                                                [CONFORMED COPY]

                                                                     Exhibit 2.2


                           EMPLOYEE MATTERS AGREEMENT


                                 by and between


                       ROCKWELL INTERNATIONAL CORPORATION


                                       and


                            MERITOR AUTOMOTIVE, INC.



                               September 30, 1997
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                                TABLE OF CONTENTS

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                                                                            Page
                                                                            ----


ARTICLE I DEFINITIONS ....................................................     1

      Section 1.01  General ..............................................     1

ARTICLE II EMPLOYEES .....................................................     6

      Section 2.01  Employees ............................................     6
      Section 2.02  Employee Benefits Generally ..........................     7
      Section 2.03  Collective Bargaining Agreements .....................     8

ARTICLE III PENSION PLANS ................................................     9

      Section 3.01  U.S. Pension Plan ....................................     9
      Section 3.02  U.S. Nonqualified Pension Plans ......................    11
      Section 3.03  U.K. Executive Pension Plan ..........................    12
      Section 3.04  U.K. Stand-Alone Pension Scheme ......................    14
      Section 3.05  Canadian Automotive Pension Plans ....................    15
      Section 3.06  Canadian Non-Automotive Pension Plans ................    16
      Section 3.07  Australian Stand-Alone Pension Plans .................    17
      Section 3.08  German Stand-Alone Pension Plan ......................    17
      Section 3.09  Gordonsville Retirement Plan .........................    18

ARTICLE IV SAVINGS PLANS .................................................    19

      Section 4.01  U.S. Savings Plan ....................................    19
      Section 4.02  Stand-Alone Savings Plans ............................    20
      Section 4.03  Nonqualified Savings Plans ...........................    21
      Section 4.04  Canadian Non-Automotive Savings Plans ................    22

ARTICLE V STOCK PLANS ....................................................    23

      Section 5.01  Stock Plans ..........................................    23

ARTICLE VI OTHER EMPLOYEE PLANS AND MATTERS ..............................    24

      Section 6.01  Welfare Plans ........................................    24
      Section 6.02  Long-Term Incentive Plan and Incentive
                          Compensation Plans .............................    26
      Section 6.03  Deferred Compensation Plans ..........................    27

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
      Section 6.04  Canadian Automotive Bridging Benefit Plans ...........    28
      Section 6.05  Canadian Automotive SUB Plan .........................    28
      Section 6.06  Severance Pay ........................................    29
      Section 6.07  Employment, Consulting and Other Employee
                          Related Agreements .............................    30
      Section 6.08  Rockwell VEBA ........................................    30
      Section 6.09  Other Liabilities ....................................    31

ARTICLE VII MISCELLANEOUS ................................................    31

      Section 7.01  Indemnification ......................................    31
      Section 7.02  Sharing of Information ...............................    31
      Section 7.03  Entire Agreement; Construction .......................    32
      Section 7.04  Survival of Agreements ...............................    32
      Section 7.05  Governing Law ........................................    32
      Section 7.06  Notices ..............................................    33
      Section 7.07  Amendments ...........................................    33
      Section 7.08  Assignment ...........................................    33
      Section 7.09  Captions; Currency ...................................    33
      Section 7.10  Severability .........................................    34
      Section 7.11  Parties in Interest ..................................    34
      Section 7.12  Schedules ............................................    34
      Section 7.13  Termination ..........................................    35
      Section 7.14  Change of Name .......................................    35
      Section 7.15  Waivers; Remedies ....................................    35
      Section 7.16  Counterparts .........................................    35
      Section 7.17  Performance ..........................................    35


                                    SCHEDULES


Schedule 2.01     -  Certain Automotive Employees
Schedule 2.03(a)  -  Automotive Collective Bargaining
                     Agreements
Schedule 2.03(b)  -  Rockwell Collective Bargaining
                     Agreements


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
                           EMPLOYEE MATTERS AGREEMENT


            EMPLOYEE MATTERS AGREEMENT (this "Agreement"), dated as of September 30, 1997, by and between ROCKWELL INTERNATIONAL CORPORATION, a Delaware corporation ("Rockwell"), and MERITOR AUTOMOTIVE, INC., a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of Rockwell
("Automotive").

            WHEREAS, the Rockwell Board has determined that it is appropriate and desirable to distribute all outstanding shares of Automotive Common Stock on a pro rata basis to the holders of Rockwell Common Stock (the "Distribution"); and

            WHEREAS, Rockwell and Automotive are entering into a Distribution Agreement dated as of the date hereof (the "Distribution Agreement") which, among other things, sets forth the principal corporate transactions required to effect the Distribution and certain other agreements that will govern certain matters relating to the Distribution; and

            WHEREAS, in connection with the Distribution, Rockwell and Automotive have determined that it is appropriate and desirable to provide for the allocation of certain assets and liabilities and certain other matters relating to employees, employee benefit plans and compensation arrangements;

            NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 General. Capitalized terms used in this Agreement but not defined herein (other than the names of employee benefit plans) shall have the meanings ascribed to such terms in the Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Australian Stand-Alone Pension Plans" shall have the meaning ascribed thereto in Section 3.07.

            "Automotive Canada" shall mean Meritor Automotive Canada Inc., a Canadian corporation that will be a member of the Automotive Group.

            "Automotive Employee" means any individual who will be employed by a member of the Automotive Group as of the Time of Distribution pursuant to
      Section 2.01.

            "Automotive Former Employee" means any individual who was, at any time prior to the Time of Distribution, employed by any member of the Pre-Distribution Group, who is not as of the Time of Distribution a Rockwell Employee or an Automotive Employee, and whose most recent active employment with such member of the Pre-Distribution Group was with the Automotive Business.

            "Automotive Nonqualified Pension Plans" shall have the meaning ascribed thereto in Section 3.02(a).

            "Automotive Nonqualified Savings Plans" shall have the meaning ascribed thereto in Section 4.03(a).

            "Automotive Option" means an option to purchase from Automotive shares of Automotive Common Stock provided to an Automotive Participant pursuant to Section 5.01(b).

            "Automotive Option Ratio" means the amount obtained by dividing (i) the Average Price of Automotive Common Stock by (ii) the average of the daily closing prices per share of Rockwell Common Stock trading on a "regular way" basis as reported on the New York Stock Exchange ("NYSE") Composite Transactions reporting system for the five consecutive full NYSE trading days ending on and including the Distribution Date.

            "Automotive Participants" means Automotive Employees, Automotive Former Employees and their respective beneficiaries.

            "Automotive Pension Plan" shall have the meaning ascribed thereto in
      Section 3.01(a).

            "Automotive Savings Plan" shall have the meaning ascribed thereto in
      Section 4.01(a).

            "Automotive Welfare Plans" shall have the meaning ascribed thereto in Section 6.01(a).


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
            "Average Price of Automotive Common Stock" means the average of the daily closing prices per share of Automotive Common Stock as reported on the NYSE Composite Transactions reporting system for the five consecutive full NYSE trading days ending on and including the Distribution Date (the "Pre-Distribution Period"), assuming that "when-issued" trading in Automotive Common Stock occurs during the Pre-Distribution Period in daily volume of not less than 10,000 shares (and if on any day (an "Automotive Excluded Day") during the Pre-Distribution Period such trading does not occur in such volume, then for purposes of this definition trading on each Automotive Excluded Day shall not be considered and trading on up to five full NYSE trading days immediately following the Distribution Date shall be included so that a total of five trading days are included in the averaging period).

            "Canadian Automotive Bridging Benefit Plans" shall have the meaning ascribed thereto in Section 6.04.

            "Canadian Automotive Pension Plans" shall have the meaning ascribed thereto in Section 3.05.

            "Canadian Automotive SUB Plan" shall have the meaning ascribed thereto in Section 6.05.

            "Canadian Non-Automotive Pension Plans" shall have the meaning ascribed thereto in Section 3.06.

            "Canadian Non-Automotive Savings Plans" shall have the meaning ascribed thereto in Section 4.04.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor legislation.

            "German Stand-Alone Pension Plan" shall have the meaning ascribed thereto in Section 3.08.

            "Gordonsville Retirement Plan" shall have the meaning ascribed thereto in Section 3.09.

            "Incentive Compensation Plan" means the Rockwell International Corporation Incentive Compensation Plan, including all amendments thereto.

            "LTIP" shall have the meaning ascribed thereto in Section
      6.02.

            "New Rockwell Canada" shall mean the Canadian entity, which will be a member of the Rockwell Group, formed to carry on the businesses of Rockwell and its Subsidiaries (other than the Automotive Business) in Canada that were carried on prior to the Time of Distribution by Allen-Bradley Canada Limited, Rockwell International of Canada Ltd. and Rockwell International of Canada.

            "Pre-1997 Rockwell Option" means an option to purchase from Rockwell shares of Rockwell Common Stock granted prior to October 1, 1996 pursuant to one of the Rockwell Stock Plans.

            "Rockwell Deferred Compensation Plan" shall have the meaning ascribed thereto in Section 6.03.

            "Rockwell Employee" means any individual who will be employed by a member of the Rockwell Group as of the Time of Distribution pursuant to
      Section 2.01.

            "Rockwell Former Employee" means any individual who was, at any time prior to the Time of Distribution, employed by any member of the Pre-Distribution Group, who is not as of the Time of Distribution a Rockwell Employee or an Automotive Employee, and whose most recent active employment with a member of the Pre-Distribution Group was with a business other than the Automotive Business.

            "Rockwell Nonqualified Pension Plans" shall have the meaning ascribed thereto in Section 3.02(a).

            "Rockwell Nonqualified Savings Plans" shall have the meaning ascribed thereto in Section 4.03(a).

            "Rockwell 1997 Option" means an option to purchase from Rockwell shares of Rockwell Common Stock granted after September 30, 1996 pursuant to one of the Rockwell Stock Plans.

            "Rockwell Option Ratio" means the amount obtained by dividing (i) the average of the daily closing prices per share of Rockwell Common Stock trading on an "ex-distribution when-issued" basis as reported on the NYSE Composite Transactions reporting system for the Pre-

      Distribution Period, assuming that "ex-distribution when-issued" trading in Rockwell Common Stock occurs during the Pre-Distribution Period in daily volume of not less than 10,000 shares (and if on any day (a "Rockwell Excluded Day") during the Pre-Distribution Period such trading does not occur in such volume, then for purposes of this clause (i) trading on each Rockwell Excluded Day shall not be considered and trading on up to five full NYSE trading days immediately following the Distribution Date shall be included so that a total of five trading days are included in the averaging period) by (ii) the average of the daily closing prices per share of Rockwell Common Stock trading on a "regular way" basis as reported on the NYSE Composite Transactions reporting system for the Pre-Distribution Period; provided, that if the committee appointed by the Board of Directors of Rockwell shall determine on or before the opening of trading on the NYSE on the first NYSE trading day following the Distribution Date that, notwithstanding satisfaction of the 10,000 share per day minimum trading volume requirement, "ex-distribution when-issued" trading on one or more days during the Pre-Distribution Period does not fairly represent the value of Rockwell Common Stock, then for purposes of clause (i) above, each such day so determined shall be treated as a Rockwell Excluded Day, trading on each Rockwell Excluded Day shall not be considered and trading on up to five full NYSE trading days (as determined by such committee) immediately following the Distribution Date shall be included so that a total of five trading days are included in the averaging period.

            "Rockwell Participants" means Rockwell Employees, Rockwell Former Employees and their respective beneficiaries.

            "Rockwell Pension Plan" means the Rockwell International Corporation Retirement Plan for Eligible Employees, including all amendments thereto.

            "Rockwell Savings Plan" means the Rockwell International Corporation Savings Plan, including all amendments thereto.

            "Rockwell Stock Plans" means, collectively, the Rockwell 1995 Long-Term Incentives Plan and the Rockwell 1988 Long-Term Incentives Plan, in each case, including all amendments thereto.


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
            "Rockwell U.K. Executive Plan" means the Rockwell U.K. Executive Pension Plan, including all amendments thereto.

            "Rockwell Welfare Plans" shall have the meaning ascribed thereto in
      Section 6.01(a).

            "Stand-Alone Savings Plans" shall have the meaning ascribed thereto in Section 4.02.

            "U.K. Stand-Alone Pension Scheme" means the Rockwell Automotive U.K. Pension Scheme, as amended through the Time of Distribution.

            "U.K. Transferring Employees" shall have the meaning ascribed thereto in Section 3.03(b).

            "Welfare Plan" means an employee welfare benefit plan as defined in
      Section 3(1) of ERISA, including, without limitation, medical, vision, dental and other health plans, retiree health plans, life insurance plans, retiree life insurance plans, accidental death and dismemberment plans, long-term disability plans and severance pay plans.


                                   ARTICLE II

                                    EMPLOYEES

            Section 2.01  Employees.

            (a) Each individual (other than those engaged primarily in the businesses of Rockwell and its Subsidiaries other than the Automotive Business) who is employed by any member of the Automotive Group immediately prior to the Time of Distribution (including, without limitation, those who are actively employed or on lay-off, leave, short-term or long-term disability or other permitted absence from employment) will continue to be employed by such member of the Automotive Group as of the Time of Distribution and will be an Automotive Employee. In addition, each individual who is employed by Rockwell or any of its Subsidiaries (other than by members of the Automotive Group) immediately prior to the Time of Distribution and (x) who is engaged primarily in the Automotive Business or (y) who Rockwell consents to becoming an Automotive Employee, it being understood that Rockwell has granted such consent in respect of individuals identified on the attached Schedule 2.01 (including, in the case of both clauses (x) and (y), those who are actively employed or on lay-off, leave, short-term or long-term disability or other permitted absence from employment) will be employed by a member of the Automotive Group as of the Time of Distribution and will be an Automotive Employee.

            (b) Each individual (other than those engaged primarily in the Automotive Business and those who Rockwell consents to becoming an Automotive Employee) who is employed by any member of the Rockwell Group immediately prior to the Time of Distribution (including, without limitation, those who are actively employed or on lay-off, leave, short-term or long-term disability or other permitted absence from employment) will continue to be employed by a member of the Rockwell Group as of the Time of Distribution and will be a Rockwell Employee. In addition, each individual who is employed by any member of the Automotive Group immediately prior to the Time of Distribution and who is engaged primarily in businesses of Rockwell and its Subsidiaries other than the Automotive Business (including those who are actively employed or on lay-off, leave, short-term or long-term disability or other permitted absence from employment) will be employed by a member of the Rockwell Group as of the Time of Distribution and will be a Rockwell Employee.

            (c) Nothing contained in this Section 2.01 is intended to confer upon any employee of the Rockwell Group or the Automotive Group any right to continued employment after the Distribution Date.

            Section 2.02 Employee Benefits Generally. For a period of at least one year after the Time of Distribution, the Automotive Group will provide to Automotive Participants employee benefits that are substantially similar in all material respects to the employee benefits provided to such Automotive Participants by Rockwell and its Subsidiaries (including members of the Automotive Group) immediately prior to the Time of Distribution.

            Section 2.03  Collective Bargaining Agreements.

            (a) Effective as of the Time of Distribution, Automotive will, or will cause one or more Automotive Subsidiaries to, unconditionally assume or retain (as applicable) all Liabilities (including, without limitation, those relating to wages, hours or other terms and conditions of employment) relating to Automotive Participants under each of the collective bargaining agreements of the Pre-Distribution Group relating to the Automotive Business and collateral agreements related thereto, including, without limitation, those listed on Schedule 2.03(a). From and after the Time of Distribution, none of Rockwell, the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to Automotive Participants under collective bargaining agreements relating to the Automotive Business or collateral agreements relating thereto. Rockwell and Automotive will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, Automotive or one or more Automotive Subsidiaries as successors to Rockwell and the Rockwell Subsidiaries as to all rights, duties and Liabilities under, or with respect to, such collective bargaining agreements and collateral agreements.

            (b) Effective as of the Time of Distribution, Rockwell will, or will cause one or more Rockwell Subsidiaries to, unconditionally assume or retain (as applicable) all Liabilities (including, without limitation, those relating to wages, hours or other terms and conditions of employment) relating to Rockwell Participants under each of the collective bargaining agreements of the Pre-Distribution Group relating to businesses of Rockwell and its Subsidiaries other than the Automotive Business and collateral agreements related thereto, including, without limitation, those listed on Schedule 2.03(b). From and after the Time of Distribution, none of Automotive, the Automotive Subsidiaries or their Affiliates will have any Liabilities with respect to Rockwell Participants under collective bargaining agreements relating to businesses of Rockwell and its Subsidiaries other than the Automotive Business or collateral agreements relating thereto. Rockwell and Automotive will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, Rockwell or one or more Rockwell Subsidiaries as successors to members of the Automotive Group as to all rights, duties and Liabilities under, or with respect to, such collective bargaining agreements and collateral agreements.

            (c) Rockwell and Automotive will cooperate in engaging in all appropriate negotiations, implementing all appropriate communications, transferring appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 2.03.

                                   ARTICLE III

                                  PENSION PLANS

            Section 3.01  U.S. Pension Plan.

            (a) As of the Time of Distribution, Automotive will have established, and will cover Automotive Employees who participated in the Rockwell Pension Plan immediately prior to the Time of Distribution under, a defined benefit pension plan (the "Automotive Pension Plan"), which will be qualified under Section 401(a) of the Code, and will have established a related trust which will be exempt from taxation under Section 501(a) of the Code. The Automotive Pension Plan will be substantially similar in all material respects to the Rockwell Pension Plan as of the Time of Distribution, and will provide a benefit formula for Automotive Employees which will be substantially similar in all material respects to the benefit formula that the Rockwell Pension Plan provides as of the Time of Distribution. The Automotive Pension Plan will be maintained in such form for a period of at least one year following the Time of Distribution. The Automotive Pension Plan will credit each Automotive Employee for purposes of eligibility to participate, vesting, benefit accruals and all other plan purposes with all service which had been credited to such Automotive Employee for such purposes under the Rockwell Pension Plan immediately prior to the Time of Distribution (excluding any such service which was not counted under the Rockwell Pension Plan by operation of its "break in service" rules); provided, however, that service with Rockwell and Automotive will not be aggregated under the Automotive Pension Plan for any periods following the time at which the plan participant commences the receipt of benefits under the Rockwell Pension Plan if the plan participant is not also retired under the Automotive Pension Plan. Notwithstanding the above, the Automotive Pension Plan will provide that the benefit of each Automotive Employee under the Automotive Pension Plan will be reduced by the amount of the benefit to which the Automotive Employee would be entitled under the Rockwell Pension Plan if the Automotive Employee commenced receipt of benefits from the Rockwell Pension Plan at the same time as from the Automotive Pension Plan, based on the Automotive Employee's service and salary history under the Rockwell Pension Plan at the Time of Distribution. Rockwell will provide Automotive with prompt notice if an Automotive Employee commences receipt of benefits under the Rockwell Pension Plan.

            (b) Effective as of the Time of Distribution, the Automotive Employees who participated in the Rockwell Pension Plan immediately prior to the Time of Distribution will cease to accrue service credits for benefit, benefit eligibility, vesting, and all other purposes under the Rockwell Pension Plan and will have the right to receive a benefit, if any, under the Rockwell Pension Plan accrued as of the Time of Distribution in accordance with the terms of the Rockwell Pension Plan; provided, however, that, effective as of the Time of Distribution, Automotive Employees who participated in the Rockwell Pension Plan immediately prior to the Time of Distribution will have a nonforfeitable right to their benefit, if any, under the Rockwell Pension Plan. None of Automotive or the Automotive Subsidiaries, the Affiliates thereof, the Automotive Pension Plan or the trust thereunder will have or acquire any interest in or right to any of the assets of the Rockwell Pension Plan, and Rockwell will retain full power and authority with respect to the amendment and termination of the Rockwell Pension Plan and the investment and disposition of assets held in the Rockwell Pension Plan to the extent permitted by law. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries, the Affiliates thereof, the Rockwell Pension Plan or the trust thereunder will have any Liabilities with respect to benefits and entitlements of Automotive Participants under the Rockwell Pension Plan, except with respect to benefits accrued under the Rockwell Pension Plan prior to the Time of Distribution.

            (c) Automotive and Rockwell will cooperate in making all appropriate filings required under the Code or ERISA, the regulations thereunder and any other applicable laws, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking such other actions as may be necessary or appropriate to implement the provisions of this
Section 3.01.

            Section 3.02  U.S. Nonqualified Pension Plans.

            (a) As of the Time of Distribution, Automotive will establish nonqualified pension plans (the "Automotive Nonqualified Pension Plans") and will cover thereunder Automotive Participants who participated immediately prior to the Time of Distribution in, or retired from Rockwell prior to the Time of Distribution and are entitled to receive benefits from, the Rockwell International Corporation Supplemental Retirement Plan for Highly Compensated Employees or the Rockwell International

Corporation Excess Benefit Retirement Plan, in each case as amended through the Time of Distribution (collectively, the "Rockwell Nonqualified Pension Plans"). The Automotive Nonqualified Pension Plans will be substantially similar in all material respects to the Rockwell Nonqualified Pension Plans as of the Time of Distribution, and will provide a benefit formula for Automotive Participants which will be substantially similar in all material respects to the benefit formula that the Rockwell Nonqualified Pension Plans provide as of the Time of Distribution. The Automotive Nonqualified Pension Plans will be maintained in such form for a period of at least one year following the Time of Distribution. The Automotive Nonqualified Pension Plans will credit each Automotive Participant for purposes of eligibility to participate, vesting, benefit accruals and all other plan purposes with all service which had been credited to such Automotive Participant for such purposes under the Rockwell Nonqualified Pension Plans immediately prior to the Time of Distribution (excluding any such service which was not counted under the Rockwell Nonqualified Pension Plans by operation of their "break in service" rules); provided, however, that service with Rockwell and Automotive will not be aggregated under the Automotive Nonqualified Pension Plans for any periods following the time at which the plan participant commences the receipt of benefits under the Automotive Nonqualified Pension Plans as a result of retirement under the Rockwell Pension Plan if the plan participant is not also retired under the Automotive Nonqualified Pension Plans. The Automotive Nonqualified Pension Plans will provide for benefits based on Automotive Participants' participation in both the Rockwell Pension Plan and the Automotive Pension Plan, as applicable.

            (b) Effective as of the Time of Distribution, Automotive hereby assumes and agrees to fully perform, pay and discharge all of Rockwell's and its Subsidiaries' Liabilities under the Rockwell Nonqualified Pension Plans with respect to Automotive Participants. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities under the Rockwell Nonqualified Pension Plans with respect to Automotive Participants. It is the intention of the parties that Automotive will satisfy its obligations to assume all Liabilities under the Rockwell Nonqualified Pension Plans with respect to Automotive Participants by granting to such participants the credit under the Automotive Nonqualified Pension Plans provided for under paragraph 3.02(a) hereof.

            (c) Rockwell and Automotive will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this
Section 3.02.

            Section 3.03  U.K. Executive Pension Plan.

            (a) As of the Time of Distribution, Rockwell and Automotive will have caused a United Kingdom Subsidiary of Rockwell (which will be a member of the Rockwell Group) to become the principal company of the Rockwell U.K. Executive Plan. Rockwell and Automotive will cooperate in making all appropriate filings under applicable law, including without limitation, filing a deed of substitution, to cause such Rockwell United Kingdom Subsidiary to become the principal company of the Rockwell U.K. Executive Plan.

            (b) Rockwell will offer to those Automotive Employees who participated in the Rockwell U.K. Executive Plan immediately prior to the Time of Distribution the option to consent to the transfer, effective as of the Time of Distribution, of their benefits thereunder from the Rockwell U.K. Executive Plan to the U.K. Stand-Alone Pension Scheme. Automotive will cause the U.K. Stand-Alone Pension Scheme to assume and fully perform, pay and discharge all Liabilities of the Rockwell U.K. Executive Plan in respect of all such Automotive Employees who consent to such transfer ("U.K. Transferring Employees"). Automotive will cause the U.K. Stand-Alone Pension Scheme to credit each U.K. Transferring Employee for purposes of eligibility to participate, vesting, benefit accruals and all other plan purposes with all service which had been credited to such U.K. Transferring Employee for such purpose under the Rockwell U.K. Executive Plan immediately prior to the Time of Distribution. As soon as practicable after receipt of consents from U.K. Transferring Employees, Rockwell will cause the Rockwell U.K. Executive Plan to transfer to the U.K. Stand-Alone Pension Scheme assets equal in value to the cash equivalent value of the U.K. Transferring Employees' benefit obligations under the Rockwell U.K. Executive Plan at the Time of Distribution, based on the salary and service of the U.K. Transferring Employees as of the Time of Distribution. As and when required, Automotive will contribute to the U.K. Stand-Alone Pension Scheme such additional contributions as the trustees of the U.K. Stand-Alone Pension Scheme may require in order to fund the benefits of the U.K. Transferring Employees under the U.K. Stand-Alone Pension Scheme.

            (c) Effective as of the Time of Distribution, the Automotive Employees who participated in the Rockwell U.K. Executive Plan immediately prior to the Time of Distribution will cease to accrue service credits for benefit, benefit eligibility, vesting and all other purposes under the Rockwell U.K. Executive Plan and will have the right to receive a benefit, if any, under the Rockwell U.K. Executive Plan accrued as of the Time of Distribution in accordance with the terms of the Rockwell U.K. Executive Plan; provided, however, that U.K. Transferring Employees will have no right to receive any benefit from the Rockwell U.K. Executive Plan. None of Automotive or the Automotive Subsidiaries or their Affiliates will have or acquire any interest in or right to any of the assets of the Rockwell U.K. Executive Plan, and Rockwell and the Rockwell Subsidiaries will retain full power and authority with respect to the amendment and termination of the Rockwell U.K. Executive Plan and the investment and disposition of assets held in the Rockwell U.K. Executive Plan to the extent permitted by law. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries, the Affiliates thereof or the Rockwell U.K. Executive Plan will have any Liabilities with respect to benefits and entitlements of U.K. Transferring Employees under the Rockwell U.K. Executive Plan or other Automotive Employees (except with respect to such other Automotive Employees' benefits accrued under the Rockwell U.K. Executive Plan prior to the Time of Distribution).

            (d) Automotive and Rockwell will cooperate in making all appropriate filings required under applicable law, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 3.03.

            Section 3.04 U.K. Stand-Alone Pension Scheme. Effective as of the Time of Distribution, Automotive will or will cause an Automotive Subsidiary to
(i) assume and adopt or continue sponsorship of the U.K. Stand-Alone Pension Scheme, and all assets and Liabilities related thereto, and (ii) fully succeed to and perform, pay and discharge all of the Pre-Distribution Group's Liabilities with respect to the U.K. Stand-Alone Pension Scheme, subject to the Inland Revenue's consent and the governing provisions of the U.K. Stand-Alone Pension Scheme. The U.K. Stand-Alone Pension

Scheme will be maintained in a form substantially similar in all material respects to the form in which it existed immediately prior to the Time of Distribution for a period of at least one year following the Time of Distribution. Effective as of the Time of Distribution, Automotive will or will cause the applicable Automotive Subsidiary to nominate (i) an organization which is a member of the Investment Management Regulatory Organization as investment manager of the U.K. Stand-Alone Pension Scheme and (ii) an organization registered in the United Kingdom as custodian of the assets of the U.K. Stand-Alone Pension Scheme. Automotive will cause the U.K. Stand-Alone Pension Scheme to cover, effective as of the Time of Distribution, all Automotive Employees who participated in the Rockwell U.K. Executive Plan immediately prior to the Time of Distribution (it being understood that only such Automotive Employees who are U.K. Transferring Employees will be credited under the U.K. Stand-Alone Pension Scheme with all service credited to such employees under the Rockwell U.K. Executive Plan immediately prior to the Time of Distribution). From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to the U.K. Stand-Alone Pension Scheme. Rockwell and Automotive will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, Automotive or the applicable Automotive Subsidiary as successor to Rockwell and the Rockwell Subsidiaries as to all rights, assets, duties and Liabilities under, or with respect to, the U.K. Stand-Alone Pension Scheme. Rockwell and Automotive will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, transferring appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 3.04.

            Section 3.05 Canadian Automotive Pension Plans. Effective as of the Time of Distribution, Automotive will cause Automotive Canada to (i) assume and adopt sponsorship of and all assets and Liabilities of the Pre-Distribution Group under (A) the Pension Plan for Non-Union Salaried Employees of Rockwell International of Canada, (B) the Pension Plan for Hourly Employees of Rockwell International of Canada - C.A.W. Local 1941 (Tilbury, Ontario), (C) the Non-Contributory Pension Plan for Hourly Employees of Rockwell International of Canada - C.A.W. Local 61 (Bracebridge, Ontario), (D) the Retirement Income Plan for Union Employees of Rockwell International of Canada Ltd. - Plastic Products Division, (E) the Pension Plan for Hourly

Employees of Rockwell International of Canada Ltd. - U.S.W.A. Local 3209 (Gananoque, Ontario) and (F) the Pensioners' Pension Plan of Rockwell International of Canada Ltd., in each case as amended through the Time of Distribution (the plans referred to in clauses (A) - (F) above are referred to herein collectively as the "Canadian Automotive Pension Plans"), and the respective trusts or other funding media related to the Canadian Automotive Pension Plans, and (ii) fully perform, pay and discharge all of the Pre-Distribution Group's Liabilities with respect to the Canadian Automotive Pension Plans and the respective trusts or other funding media related thereto. The Canadian Automotive Pension Plans will be maintained in forms substantially similar in all material respects to the forms in which they existed immediately prior to the Time of Distribution for a period of at least one year following the Time of Distribution. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to the Canadian Automotive Pension Plans and the respective trusts or other funding media related thereto. Rockwell and Automotive will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, Automotive Canada as successor to Rockwell and the Rockwell Subsidiaries as to all rights, assets, duties and Liabilities under, or with respect to, the Canadian Automotive Pension Plans. Rockwell and Automotive will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, transferring appropriate records, notifying plan trustees and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 3.05.

            Section 3.06 Canadian Non-Automotive Pension Plans. Effective as of the Time of Distribution, Rockwell will cause New Rockwell Canada to (i) assume and adopt sponsorship of and all assets and Liabilities of the Pre-Distribution Group under (A) the Retirement Plan for Employees of the Allen-Bradley Division of Rockwell International of Canada, (B) the Pension Plan for Hourly Employees of Rockwell International of Canada Ltd. - I.M.A.W. Local 92 (Guelph, Ontario),
(C) the Pension Plan for Employees of Rockwell International of Canada Ltd. - Measurement and Flow Control Division, (D) the Retirement Plan for Production Employees of Rockwell International of Canada Ltd. - I.B.E.W. Local 1966 (Collins Canada Division) and (E) the Retirement Plan for Salaried Employees of Rockwell International of Canada Ltd. (Collins Canada

Division), in each case as amended through the Time of Distribution (the plans referred to in clauses (A) - (E) above are referred to herein collectively as the "Canadian Non-Automotive Pension Plans") and the respective trusts or other funding media related to the Canadian Non-Automotive Pension Plans, and (ii) fully perform, pay and discharge all of the Pre-Distribution Group's Liabilities with respect to the Canadian Non-Automotive Pension Plans and the respective trusts or other funding media related thereto. From and after the Time of Distribution, none of Automotive or the Automotive Subsidiaries or their Affiliates will have any Liabilities with respect to the Canadian Non-Automotive Pension Plans and the respective trusts or other funding media related thereto. Rockwell and Automotive will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, New Rockwell Canada as successor to Rockwell and the Rockwell Subsidiaries as to all rights, assets, duties and Liabilities under, or with respect to, the Canadian Non-Automotive Pension Plans. Rockwell and Automotive will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, transferring appropriate records, notifying plan trustees and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 3.06.

            Section 3.07 Australian Stand-Alone Pension Plans. Effective as of the Time of Distribution, Automotive will or will cause one or more Automotive Subsidiaries to (i) assume and adopt sponsorship of the Rockwell Standard of Australia Superannuation Plan and the Rockwell A.B.S. Australia Superannuation Plan, in each case as amended through the Time of Distribution (collectively, the "Australian Stand-Alone Pension Plans"), the respective trusts related thereto and all assets and Liabilities related thereto, and (ii) fully perform, pay and discharge all of the Pre-Distribution Group's Liabilities with respect to the Australian Stand-Alone Pension Plans and the respective trusts related thereto. The Australian Stand-Alone Pension Plans will be maintained in forms substantially similar in all material respects to the forms in which they existed immediately prior to the Time of Distribution for a period of at least one year following the Time of Distribution. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to the Australian Stand-Alone Pension Plans and the respective trusts related thereto. Rockwell and Automotive will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, Automotive and the Automotive Subsidiaries as successors to Rockwell and the Rockwell Subsidiaries as to all rights, assets, duties and Liabilities under, or with respect to, the Australian Stand-Alone Pension Plans. Rockwell and Automotive will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, transferring appropriate records, replacing the trustees under each Australian Stand-Alone Pension Plan with trustees designated by Automotive and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 3.07.

            Section 3.08 German Stand-Alone Pension Plan. Effective as of the Time of Distribution, Automotive will or will cause one or more Automotive Subsidiaries to (i) assume and adopt sponsorship of the Pension Plan for the Employees of Rockwell-Golde GmbH, as amended through the Time of Distribution (the "German Stand-Alone Pension Plan"), and all Liabilities related thereto, and (ii) fully perform, pay and discharge all of the Pre-Distribution Group's Liabilities with respect to the German Stand-Alone Pension Plan. The German Stand-Alone Pension Plan will be maintained in a form substantially similar in all material respects to the form in which it existed immediately prior to the Time of Distribution for a period of at least one year following the Time of Distribution. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to the German Stand-Alone Pension Plan. Rockwell and Automotive will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, Automotive and the Automotive Subsidiaries as successors to Rockwell and the Rockwell Subsidiaries as to all rights, duties and Liabilities under, or with respect to, the German Stand-Alone Pension Plan. Rockwell and Automotive will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, transferring appropriate records, replacing any trustees under the German Stand-Alone Pension Plan with trustees designated by Automotive and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 3.08.

            Section 3.09 Gordonsville Retirement Plan. Effective as of the Time of Distribution, Automotive will or will cause one or more Automotive Subsidiaries to (i) assume and adopt sponsorship of the Rockwell International Corporation Retirement Plan for Hourly Employees, Gordonsville, Tennessee (the "Gordonsville Retirement Plan"), the respective trust related thereto and all assets and Liabilities related thereto, and (ii) fully perform, pay and discharge all of the Pre-Distribution Group's Liabilities with respect to the Gordonsville Retirement Plan and the respective trust related thereto. The Gordonsville Retirement Plan will be maintained in a form substantially similar in all material respects to the form in which it existed immediately prior to the Time of Distribution for a period of at least one year following the Time of Distribution. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to the Gordonsville Retirement Plan and the respective trust related thereto. Rockwell and Automotive will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, Automotive and the Automotive Subsidiaries as successors to Rockwell and the Rockwell Subsidiaries as to all rights, assets, duties and Liabilities under, or with respect to, the Gordonsville Retirement Plan. Rockwell and Automotive will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, transferring appropriate records, replacing the trustees under the Gordonsville Retirement Plan with trustees designated by Automotive and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 3.09.


                                   ARTICLE IV

                                  SAVINGS PLANS

            Section 4.01  U.S. Savings Plan.

            (a) As of the Time of Distribution, Automotive will have established, and will cover the Automotive Employees who participated in the Rockwell Savings Plan immediately prior to the Time of Distribution under, a defined contribution plan (the "Automotive Savings Plan"), which will be qualified pursuant to Sections 401(a) and 401(k) of the Code, and will have established a related trust which shall be exempt from taxation under Section 501(a) of the Code. The Automotive Savings Plan will be substantially similar in all material respects to the Rockwell Savings Plan as of the Time of Distribution, except that Automotive Common Stock will be substituted for all plan purposes for Rockwell Common Stock and the other investment vehicles offered by the Automotive Savings Plan will not be identical to the investment vehicles offered by the Rockwell Savings Plan. The Automotive Savings Plan will provide the same employer contribution formula for Automotive Employees as the Rockwell Savings Plan provides as of the Time of Distribution. The Automotive Savings Plan will be maintained in such form for a period of at least one year following the Time of Distribution. The Automotive Savings Plan will credit each Automotive Employee for purposes of vesting and eligibility with all service which had been credited to such Automotive Employee for such purposes under the Rockwell Savings Plan immediately prior to the Time of Distribution (excluding any such service which was not counted under the Rockwell Savings Plan by operation of its "break in service" rules).

            (b) Effective as of the Time of Distribution, Automotive Employees who participated in the Rockwell Savings Plan immediately prior to the Time of Distribution will be treated as terminated, fully vested participants under the Rockwell Savings Plan, except that they will not be treated as having terminated employment for purposes of entitlement to distributions or the repayment of outstanding loans solely as a result of becoming Automotive Employees. Effective as of the Time of Distribution, Automotive Employees will cease to be eligible to contribute to, or receive contributions in respect of, their Rockwell Savings Plan accounts. None of Automotive or the Automotive Subsidiaries, the Affiliates thereof, the Automotive Savings Plan or the trust thereunder will have or acquire any interest in or right to any of the assets of the Rockwell Savings Plan, and Rockwell will retain full power and authority with respect to the amendment and termination of the Rockwell Savings Plan and the investment and disposition of assets held in the Rockwell Savings Plan to the extent permitted by law. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries, the Affiliates thereof, the Rockwell Savings Plan or the trust thereunder will have any Liabilities with respect to benefits and entitlements of Automotive Employees under the Rockwell Savings Plan, except with respect to benefits accrued under the Rockwell Savings Plan prior to the Time of Distribution.

            (c) Automotive and Rockwell will cooperate in making all appropriate filings required under the Code or

ERISA, the regulations thereunder and any other applicable laws, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 4.01.

            Section 4.02 Stand-Alone Savings Plans. Effective as of the Time of Distribution, Automotive will or will cause one or more Automotive Subsidiaries to (i) assume and adopt sponsorship of the Asheville Employees Retirement Savings Plan Truck Axle Division, the Rockwell International Corporation Gordonsville, Tennessee Employee Savings Plan, and the York Employees Retirement Savings Plan Truck Axle Division, in each case as amended through the Time of Distribution (collectively, the "Stand-Alone Savings Plans"), the respective trusts related thereto and all assets and Liabilities related thereto, and (ii) fully perform, pay and discharge all of the Pre-Distribution Group's Liabilities with respect to the Stand-Alone Savings Plans and the respective trusts related thereto. The Stand-Alone Savings Plans will be maintained in forms substantially similar in all material respects to the forms in which they existed immediately prior to the Time of Distribution for a period of at least one year following the Time of Distribution. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to the Stand-Alone Savings Plans and the respective trusts related thereto. Rockwell and Automotive will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, Automotive and the Automotive Subsidiaries as successors to Rockwell and the Rockwell Subsidiaries as to all rights, assets, duties and Liabilities under, or with respect to, the Stand-Alone Savings Plans. Rockwell and Automotive will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, transferring appropriate records, replacing the trustees under each Stand-Alone Savings Plan with trustees designated by Automotive and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 4.02.

            Section 4.03  Nonqualified Savings Plans.

            (a) Rockwell will retain all Liabilities for and will pay when due all benefits accrued as of the Time of Distribution by, and attributable to, Automotive Employees under the Rockwell International Corporation Supplemental

Savings Plan for Highly Compensated Employees and the Rockwell International Corporation Excess Benefit Savings Plan, in each case as amended through the Time of Distribution (collectively, the "Rockwell Nonqualified Savings Plans"). From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries, the Affiliates thereof or the Rockwell Nonqualified Savings Plans will have any Liabilities with respect to benefits and entitlements of Automotive Employees under the Rockwell Nonqualified Savings Plans, except with respect to benefits accrued (including earnings thereon) under the Rockwell Nonqualified Savings Plans prior to the Time of Distribution.

            (b) As of the Time of Distribution, Automotive will have established and will cover Automotive Employees who participated in the Rockwell Nonqualified Savings Plans immediately prior to the Time of Distribution under nonqualified savings plans (the "Automotive Nonqualified Savings Plans"). The Automotive Nonqualified Savings Plans will be substantially similar in all material respects to the Rockwell Nonqualified Savings Plans. The Automotive Nonqualified Savings Plans will be maintained in such form for a period of at least one year following the Time of Distribution. The Automotive Nonqualified Savings Plans will credit each Automotive Employee for purposes of vesting and eligibility to participate with all service which had been credited to such Automotive Employee for such purposes under the Rockwell Nonqualified Savings Plans immediately prior to the Time of Distribution (excluding any such service which was not counted under the Rockwell Nonqualified Savings Plans by operation of their "break in service" rules), but shall not grant past service credit to Automotive Employees for benefit accruals and any other plan purposes.

            Section 4.04 Canadian Non-Automotive Savings Plans. Effective as of the Time of Distribution, Rockwell will cause New Rockwell Canada to (i) assume and adopt sponsorship of and all assets and Liabilities of the Pre-Distribution Group under the Rockwell International of Canada - Allen-Bradley Division Deferred Profit Sharing Plan, the Rockwell International of Canada - Allen-Bradley Division Employees' Retirement Savings Plan and the Allen-Bradley Canada Limited Employees' Non-Registered Savings Plan, in each case as amended through the Time of Distribution (collectively, the "Canadian Non-Automotive Savings Plans"), and the respective trusts or other funding media related thereto, and (ii) fully perform, pay and discharge all of the Pre-Distribution Group's Liabilities with respect to the Canadian Non-Automotive Savings Plans and the respective trusts or other funding media related thereto. From and after the Time of Distribution, none of Automotive or the Automotive Subsidiaries or their Affiliates will have any Liabilities with respect to the Canadian Non-Automotive Savings Plans and the respective trusts or other funding media related thereto. Rockwell and Automotive will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, New Rockwell Canada as successor to the applicable Automotive Subsidiaries as to all rights, assets, duties and Liabilities under, or with respect to, the Canadian Non-Automotive Savings Plans. Rockwell and Automotive will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, transferring appropriate records, notifying plan trustees and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 4.04.


                                    ARTICLE V

                                   STOCK PLANS

            Section 5.01  Stock Plans.

            (a) Rockwell and Automotive will take all action necessary or appropriate so that each Pre-1997 Rockwell Option held by an Automotive Employee that is outstanding as of the Time of Distribution is adjusted pursuant to the equitable adjustment provisions of the applicable Rockwell Stock Plan under which such Pre-1997 Rockwell Option was granted (in the case of adjustment of any such Pre-1997 Rockwell Option that is accompanied by a tandem stock appreciation right, accompanied by a corresponding adjustment to such tandem stock appreciation right) so that the number of shares subject to the adjusted Pre-1997 Rockwell Option will equal the number of shares subject to such Pre-1997 Rockwell Option immediately prior to the Time of Distribution and prior to such adjustment, multiplied by the reciprocal of the Rockwell Option Ratio, and then, if any resultant fractional share of Rockwell Common Stock exists, rounded down to the nearest whole share. The adjusted Pre-1997 Rockwell Option will have a per-share exercise price equal to the per-share exercise price of such Pre-1997 Rockwell Option immediately prior to the Time of Distribution and prior to such adjustment, multiplied by the

Rockwell Option Ratio. Such adjusted Pre-1997 Rockwell Option (and, if applicable, tandem stock appreciation right) will otherwise have the same terms and conditions as those in effect prior to the adjustment.

            (b) Rockwell and Automotive will take all action necessary or appropriate so that each Rockwell 1997 Option held by an Automotive Employee that is outstanding as of the Time of Distribution will be and become an Automotive Option (in the case of any such Rockwell 1997 Option that is accompanied by a tandem stock appreciation right, with a tandem Automotive stock appreciation right) pursuant to the equitable adjustment provisions of the applicable Rockwell Stock Plan under which such Rockwell 1997 Option was granted. The number of shares of Automotive Common Stock subject to the Automotive Option will equal the number of shares subject to such Rockwell 1997 Option being replaced immediately prior to the Time of Distribution, multiplied by the reciprocal of the Automotive Option Ratio, and then, if any resultant fractional share of Automotive Common Stock exists, rounded down to the nearest whole share. The Automotive Option shall have a per-share exercise price equal to the per-share exercise price of such Rockwell 1997 Option being replaced immediately prior to the Time of Distribution, multiplied by the Automotive Option Ratio. Such Automotive Option (and, if applicable, tandem stock appreciation right) will otherwise have the same terms and conditions as the corresponding Rockwell 1997 Option (and, if applicable, tandem stock appreciation right) being replaced, except that references to Rockwell will be changed to refer to Automotive.


                                   ARTICLE VI

                        OTHER EMPLOYEE PLANS AND MATTERS

            Section 6.01 Welfare Plans.

            (a) As of the Time of Distribution, Automotive and the Automotive Subsidiaries will have established or assumed, and will cover Automotive Participants under, Welfare Plans and other employee welfare benefit and fringe benefit arrangements (collectively, "Automotive Welfare Plans") that are substantially similar in all material respects to the Welfare Plans and other employee welfare benefit and fringe benefit arrangements maintained by Rockwell and its Subsidiaries (including members of the Automotive Group) immediately prior to the Time of

Distribution ("Rockwell Welfare Plans") for the benefit of Automotive Participants. The Automotive Welfare Plans will be maintained in such form for a period of at least one year following the Time of Distribution.

            (b) The Automotive Welfare Plans will provide for the immediate participation of those Automotive Participants who participated in the Rockwell Welfare Plans immediately prior to the Time of Distribution. The Automotive Welfare Plans will credit each Automotive Participant for all Automotive Welfare Plan purposes with all service and any other item which had been credited to or otherwise accumulated for the benefit of such Automotive Participant under the Rockwell Welfare Benefit Plans immediately prior to the Time of Distribution. The transition from the Rockwell Welfare Plans to the Automotive Welfare Plans will not, in and of itself, adversely affect the Automotive Participants. Without limiting the generality of the foregoing, each Automotive Welfare Plan, to the extent applicable: (i) will recognize all amounts applied to deductibles, co-payments, out-of-pocket maximums and lifetime maximum benefits with respect to Automotive Participants under the corresponding Rockwell Welfare Plan for the plan year that includes the Time of Distribution and for prior periods (if applicable); (ii) will recognize all service credited to waiting periods with respect to Automotive Participants under the corresponding Rockwell Welfare Plan; (iii) will not impose any limitations on coverage of pre-existing conditions of Automotive Participants except to the extent such limitations applied to such Automotive Participants under the corresponding Rockwell Welfare Plan immediately before such Automotive Welfare Plan became effective; and (iv) will not impose any other conditions (such as proof of good health, evidence of insurability or a requirement of a physical examination) upon the participation by Automotive Participants who were participating in the corresponding Rockwell Welfare Plan immediately before such Automotive Welfare Plan became effective.

            (c) Automotive and the Automotive Subsidiaries will credit each Automotive Employee with the unused vacation days and personal and sickness days accrued in accordance with the vacation and personnel policies and labor agreements of Rockwell and its Subsidiaries (including members of the Automotive Group) applicable to such employees in effect immediately prior to the Time of Distribution.

            (d) From and after the Time of Distribution, except as specifically set forth in this Agreement, Automotive and the Automotive Subsidiaries will assume or retain, as the case may be, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities in respect of Automotive Participants (and claims by or relating to Automotive Participants) with respect to employee welfare and fringe benefits (including, without limitation, medical, dental, life, travel, accident, short- and long-term disability, hospitalization, workers' compensation and other insurance benefits), whether under the Rockwell Welfare Plans, the Automotive Welfare Plans or otherwise, whether incurred before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution. Without limiting the generality of the foregoing, from and after the Time of Distribution, Automotive and the Automotive Subsidiaries (or where appropriate, the Automotive Welfare Plans) will assume, will be solely responsible for and will fully perform, pay and discharge all Liabilities in respect of Automotive Participants with respect to retiree health benefits and retiree life insurance benefits, whether under the Rockwell Welfare Plans, the Automotive Welfare Plans or otherwise, whether incurred before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution.

            (e) From and after the Time of Distribution, except as specifically set forth in this Agreement, Rockwell and the Rockwell Subsidiaries will assume or retain, as the case may be, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities in respect of Rockwell Participants (and claims by or relating to Rockwell Participants) with respect to employee welfare and fringe benefits (including, without limitation, medical, dental, life, travel, accident, short- and long-term disability, hospitalization, workers' compensation and other insurance benefits), whether under the Rockwell Welfare Plans or otherwise, whether incurred before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution. Without limiting the generality of the foregoing, from and after the Time of Distribution, Rockwell and the Rockwell Subsidiaries (or where appropriate, the Rockwell Welfare Plans) will assume or retain, as the case may be, will be solely responsible for and will fully perform, pay and discharge all Liabilities in respect of Rockwell Participants with respect to retiree health benefits and retiree life insurance benefits, whether under the Rockwell Welfare Plans or otherwise, whether incurred before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution.

            (f) Automotive and Rockwell will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking such other actions as may be necessary or appropriate to implement the provisions of this
Section 6.01.

            Section 6.02 Long-Term Incentive Plan and Incentive Compensation Plans. Effective as of the Time of Distribution, Automotive hereby assumes and agrees to fully perform, pay and discharge all Liabilities (including but not limited to liability for earned but unpaid incentive payments) for, due to or attributable to Automotive Participants under the Rockwell International Business Unit Long-Term Incentive Plan (the "LTIP"), the Incentive Compensation Plan and all other long-term and annual incentive compensation plans of Rockwell and its Subsidiaries (including members of the Automotive Group) in effect at or prior to the Time of Distribution. Rockwell and Automotive will cooperate in taking all actions necessary or appropriate to adjust the performance goals and other terms and conditions of awards under the LTIP and such other incentive compensation plans for performance periods that begin before and end after the Distribution Date as appropriate to reflect the Distribution. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to benefits of Automotive Participants under the LTIP, the Incentive Compensation Plan and such other incentive compensation plans. Rockwell and Automotive will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 6.02.

            Section 6.03 Deferred Compensation Plans. Effective as of the Time of Distribution, Automotive hereby assumes and agrees to fully perform, pay and discharge all Liabilities (including but not limited to the obligation to pay when due all benefits accrued and not paid as of the Time of Distribution) for, due to or attributable to Automotive Participants under the Rockwell International

Corporation Deferred Compensation Plan (the "Rockwell Deferred Compensation Plan"), as in effect immediately prior to the Time of Distribution. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to benefits of Automotive Participants under the Rockwell Deferred Compensation Plan. Rockwell and Automotive will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 6.03.

            Section 6.04 Canadian Automotive Bridging Benefit Plans. Effective as of the Time of Distribution, Automotive will cause Automotive Canada to (i) assume and adopt sponsorship of and all Liabilities of the Pre-Distribution Group under the Bridging Benefit Plan for Hourly Employees of Rockwell International of Canada - C.A.W. Local 1941 (Tilbury, Ontario) and the Bridging Benefit Plan for Hourly Employees of Rockwell International of Canada - C.A.W. Local 61 (Bracebridge, Ontario), in each case as amended through the Time of Distribution (collectively, the "Canadian Automotive Bridging Benefit Plans"), and (ii) fully perform, pay and discharge all of the Pre-Distribution Group's Liabilities with respect to the Canadian Automotive Bridging Benefit Plans. The Canadian Automotive Bridging Benefit Plans will be maintained in forms substantially similar in all material respects to the forms in which they existed immediately prior to the Time of Distribution for a period of at least one year following the Time of Distribution. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to the Canadian Automotive Bridging Benefit Plans. Rockwell and Automotive will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, Automotive Canada as successor to Rockwell and the Rockwell Subsidiaries as to all rights, duties and Liabilities under, or with respect to, the Canadian Automotive Bridging Benefit Plans. Rockwell and Automotive will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, transferring appropriate records, notifying third party administrators and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 6.04.

            Section 6.05 Canadian Automotive SUB Plan. Effective as of the Time of Distribution, Automotive will cause Automotive Canada to (i) assume and adopt sponsorship of and all assets and Liabilities of the Pre-Distribution Group under the Supplemental Unemployment Benefit Plan for Rockwell International of Canada Ltd. - C.A.W. Local 1941 (Tilbury, Ontario), as amended through the Time of Distribution (the "Canadian Automotive SUB Plan"), and the trust related to the Canadian Automotive SUB Plan, and (ii) fully perform, pay and discharge all of the Pre-Distribution Group's Liabilities with respect to the Canadian Automotive Sub Plan and the trust related thereto. The Canadian Automotive SUB Plan will be maintained in a form substantially similar in all material respects to the form in which it existed immediately prior to the Time of Distribution for a period of at least one year following the Time of Distribution. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to the Canadian Automotive SUB Plan and the trust related thereto. Rockwell and Automotive will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, Automotive Canada as successor to Rockwell and the Rockwell Subsidiaries as to all rights, assets, duties and Liabilities under, or with respect to, the Canadian Automotive SUB Plan. Rockwell and Automotive will cooperate in making all appropriate filings required by-law, implementing all appropriate communications with participants, transferring appropriate records, notifying plan trustees and taking all other actions as may be necessary or appropriate to implement the provisions of this
Section 6.05.

            Section 6.06  Severance Pay.

            (a) Rockwell and Automotive acknowledge and agree that the transactions contemplated by the Transaction Agreements will not constitute a severance of employment of any Automotive Employee or Rockwell Employee prior to or as a result of the transactions contemplated thereby, and that individuals who, in connection with the Distribution, become Automotive Employees or Rockwell Employees pursuant to this Agreement will not be deemed to have experienced a termination, layoff or severance of employment from Rockwell and its Subsidiaries (including members of the Automotive Group), in each case for purposes of any policy, plan, program or agreement of Rockwell or any of its Subsidiaries (including members of the Automotive Group) that provides for the payment of severance, salary continuation or similar benefits.

            (b) Automotive and the Automotive Subsidiaries will assume or retain (as applicable) and be solely responsible for, and will fully perform, pay and discharge, all Liabilities in connection with claims made by or on behalf of Automotive Participants in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination (whether voluntary or involuntary) of any such person's employment, whether such termination or alleged termination occurred before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution (whether or not such claim is based on any severance policy, agreement, arrangement or program which may exist or arise under any contract, employment agreement or collective bargaining agreement or under any Federal, state, local, provincial or foreign law).

            (c) Rockwell and the Rockwell Subsidiaries will assume or retain (as applicable) and be solely responsible for, and will fully perform, pay and discharge, all Liabilities in connection with claims made by or on behalf of Rockwell Participants in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination (whether voluntary or involuntary) of any such person's employment, whether such termination or alleged termination occurred before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution (whether or not such claim is based on any severance policy, agreement, arrangement or program which may exist or arise under any contract, employment agreement or collective bargaining agreement or under any Federal, state, local, provincial or foreign law).

            Section 6.07 Employment, Consulting and Other Employee Related Agreements. Effective as of the Time of Distribution, Automotive will or will cause one or more Automotive Subsidiaries to assume or retain (as applicable) all Liabilities relating to Automotive Participants under their respective employment, consulting, separation, agreements to arbitrate, and other employee related agreements with any member of the Pre-Distribution Group, as the same are in effect immediately prior to the Time of Distribution. Effective as of the Time of Distribution, Rockwell will or will cause one or more Rockwell Subsidiaries to assume or retain (as applicable) all

Liabilities relating to Rockwell Participants under their respective employment, consulting, separation, agreements to arbitrate, and other employee related agreements with any member of the Pre-Distribution Group, as the same are in effect immediately prior to the Time of Distribution.

            Section 6.08 Rockwell VEBA. As of and after the Time of Distribution, Rockwell will retain all assets of and related to the Trust for Employee Welfare Benefit Programs of Rockwell International
Corporation.

            Section 6.09 Other Liabilities. From and after the Time of Distribution, except as specifically set forth in this Agreement, Automotive and the Automotive Subsidiaries will assume or retain, as the case may be, and be solely responsible for, and will fully perform, pay and discharge, all Liabilities in respect of Automotive Participants arising out of or relating to employment by any member of the Pre-Distribution Group, whether pursuant to benefit plans or otherwise and whether such Liabilities arose before, at or after the Time of Distribution or any claim is made with respect thereto before, at or after the Time of Distribution. From and after the Time of Distribution, except as specifically set forth in this Agreement, Rockwell and the Rockwell Subsidiaries will assume or retain, as the case may be, and be solely responsible for, and will fully perform, pay and discharge all Liabilities in respect of Rockwell Participants arising out of or relating to employment by any member of the Pre-Distribution Group, whether pursuant to benefit plans or otherwise and whether such Liabilities arose before, at or after the Time of Distribution or any claim is made with respect thereto before, at or after the Time of Distribution.


                                   ARTICLE VII

                                  MISCELLANEOUS

            Section 7.01 Indemnification. All Liabilities retained or assumed by or allocated to Automotive or any Automotive Subsidiary pursuant to this Agreement will be deemed to be Automotive Liabilities (as defined in the Distribution Agreement), and all Liabilities retained or assumed by or allocated to Rockwell or any Rockwell Subsidiary pursuant to this Agreement will be deemed to be Liabilities of Rockwell which do not constitute such Automotive Liabilities, and, in each case, will be subject to the indemnification provisions set forth in Article IV of the Distribution Agreement.

            Section 7.02 Sharing of Information. Each of Rockwell and Automotive will, and will cause each of their respective Subsidiaries to, provide to the other all such Information in its possession as the other may reasonably request to enable the requesting party to administer its employee benefit plans and programs, and to determine the scope of, and fulfill, its obligations under this Agreement. Such Information will, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event will the party providing such Information be obligated to incur any direct expense not reimbursed by the party making such request, nor to make such Information available outside its normal business hours and premises. The right of the parties to receive Information hereunder will, without limiting the generality of the foregoing, extend to any and all reports, and the data underlying such reports. Any Information shared or exchanged pursuant to this Agreement will be subject to the same confidentiality requirements set forth in the Distribution Agreement.

            Section 7.03 Entire Agreement; Construction. This Agreement, the Distribution Agreement and the other Ancillary Agreements, including any annexes, schedules and exhibits hereto or thereto, and other agreements and documents referred to herein and therein, will together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there will be a conflict between the provisions of this Agreement and the provisions of the Distribution Agreement, the provisions of this Agreement will control.

            Section 7.04 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement will remain in full force and effect and survive the Time of Distribution.

            Section 7.05 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

            Section 7.06 Notices. All notices, requests, claims, demands and other communications required or permitted to be given hereunder will be in writing and will be delivered by hand or telecopied or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, or three business days after being so mailed (one business day in the case of express mail or overnight courier service). All such notices, requests, claims, demands and other communications will be addressed as set forth in Section 6.05 of the Distribution Agreement, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

            Section 7.07 Amendments. This Agreement cannot be amended, modified or supplemented except by a written agreement executed by Rockwell and Automotive.

            Section 7.08 Assignment. Neither party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party in its sole and absolute discretion, except that any party may (without obtaining any consent) assign any of its rights hereunder to a successor to all or any part of its business. Any such conveyance, assignment or transfer requiring the prior written consent of another party which is made without such consent will be void ab initio. No assignment of this Agreement will relieve the assigning party of its obligations hereunder.

            Section 7.09 Captions; Currency. The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered articles or sections are to articles and sections of this Agreement and all references herein to schedules are to schedules to this Agreement. Unless otherwise specified, all references contained in this Agreement, in any schedule referred to herein or in any instrument or document delivered pursuant hereto to dollars will mean United States Dollars.

            Section 7.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

            Section 7.11 Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement. Except as expressly stated herein, no provision of this Agreement will be construed (a) to limit the right of Rockwell, any Rockwell Subsidiary, Automotive or any Automotive Subsidiary to amend any plan or terminate any plan; provided, however, that Automotive and the Automotive Subsidiaries will be obligated to maintain employee benefit plans and arrangements for a period of at least one year from the Time of Distribution which are substantially similar in all material respects to those which had been maintained or provided by the Pre-Distribution Group immediately prior to the Time of Distribution, or (b) to create any right or entitlement whatsoever in any employee, former employee or beneficiary including, without limitation, a right to continued employment or to any benefit under a plan or any other benefit or compensation.

            Section 7.12 Schedules. All schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the schedules hereto but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.

            Section 7.13 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Time of Distribution by and in the sole discretion of the Rockwell Board without the approval of Automotive or of Rockwell's shareowners. In the event of such termination, no party will have any liability of any kind to any other party on account of such termination.

            Section 7.14 Change of Name. On or promptly after the Distribution Date, Automotive will take such actions as may be required to change the names of all employee benefit plans sponsored or maintained by it or its Affiliates to eliminate therefrom any reference to "Rockwell", "Rockwell International" or any derivative thereof.

            Section 7.15 Waivers; Remedies. No failure or delay on the part of either Rockwell or Automotive in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Rockwell or Automotive of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

            Section 7.16 Counterparts. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

            Section 7.17 Performance. Each party will cause to be performed and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such party.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first hereinabove written.

                                    ROCKWELL INTERNATIONAL
                                      CORPORATION


                                    By: /s/ William J. Calise, Jr.
                                        -----------------------------------
                                        William J. Calise, Jr.
                                        Senior Vice President,
                                          General Counsel and
                                          Secretary


                                    MERITOR AUTOMOTIVE, INC.


                                    By: /s/ David W. Greenfield
                                        -----------------------------------
                                        David W. Greenfield
                                        Senior Vice President,
                                          General Counsel and
                                          Secretary


The schedules and/or exhibits identified in the table of contents to this agreement are omitted. Registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.